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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                LOGIMETRICS, INC.


        THE UNDERSIGNED, a natural person, for the purpose of organizing a corporation under the provisions and subject to the requirements of the General

Corporation Law of the State of Delaware, hereby certifies that:


        FIRST: The name of the Corporation is LOGIMETRICS, INC.


        SECOND: The registered office of the Corporation is to be located at 306

South State Street, in the City of Dover, in the County of Kent, in the State of

Delaware. The name of its registered agent at that address is the United States

Corporation Company.


        THIRD: The purpose of the Corporation is to engage in any lawful act of activity for which a corporation may be organized under the General Corporation

Law of Delaware.


        FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Thirty Five Million Two Hundred (35,000,200)

shares, of which Thirty Five Million (35,000,000) shares are designated as

Common Stock, $.01 par value per share, and Two Hundred (200) shares are designated as Preferred Stock, $.01, par value per share.


        The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such

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series and the voting powers thereof, full or limited, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.


        The authority of the Board of Directors with respect to each series of

Preferred Stock shall include, but not be limited to, determination of the following:


        (a) The number of shares constituting that series and the distinctive designation of that series;


        (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;


        (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;


        (d) Whether that series shall have conversion privileges, and, if so,

        the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the

        Board of Directors shall determine;


        (e) Whether or not the shares of that series shall be redeemable, and,

        if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;


        (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;




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        (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and


        (h) Any other relative rights, preferences and limitations of that series.


        FIFTH:         The name and address of the incorporator is:


        NAME                                 ADDRESS
        ----                                 -------
        Robert S. Persky                     477 Madison Avenue
                                             New York, New York  10022


        SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:


        (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws.

Election of directors need not be by ballot unless the by-laws so provide.


        (2) The Board of Directors shall have power without the assent or vote of the stockholders.


            (a) to make, alter, amend, change, add to or repeal the By-Laws of the Corporation;


            (b) to fix and vary the amount to be reserved for any proper purpose;


            (c) to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation;



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            (d) to determine the use and disposition of any surplus or net profits;


            (e) to determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.


        (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat

(provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

        (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of

Delaware, of this certificate, and to any by-laws from time to time made by the directors or stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.


        SEVENTH: (a) Every person who is or was a director, officer, employee or agent of the Corporation shall be indemnified by the Corporation pursuant to the provisions of Section 145 of the General Corporation Law of the State of

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Delaware (or any similar provision or provisions of applicable law at the time in effect) to the fullest extent permitted thereby against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party,

or in which that person may become involved by reason of that person being or having been a director or officer or continues to serve in any capacity with any other enterprise at the request of the Corporation. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article shall adversely affect any right or protection of any person existing at the time of such repeal or amendment.


        (b) No director of the Corporation shall be personally liable to the

Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of

Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of

Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article

SEVENTH, the liability of a director of the Corporation shall be eliminated or

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limited to the fullest extent permitted thereby, as so amended. Any repeal or amendment of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment.


        EIGHTH: Whenever a compromise or arrangement is proposed between this

Corporation and its creditors or any class of them and/or between this

Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the

application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the

Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made,

be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be,

and also on this Corporation.


        NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the

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manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.


        IN WITNESS WHEREOF, I have hereunto set my hand and seal as of the 7th day of March 1996.

                                             /S/ MURRAY H. FEIGENBAUM, PRESIDENT
                                             -----------------------------------
                                             Murray H. Feigenbaum, President


                                             /S/ BARBARA DIVACK, SECRETARY
                                             -----------------------------
                                             Barbara Divack, Secretary


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